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                                                                  Exhibit 3.4


                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATION
                                                       FILED 09:00 AM 11/19/2002
                                                          020713536 - 3124235


                    CERTIFICATE OF AMENDMENT OF CERTIFICATE
                                OF INCORPORATION

                                       OF

                        ADVANCED MEDICAL EQUIPMENT, INC.

     Advanced Medical Equipment, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

     1. The name of the Corporation is Advanced Medical Equipment, Inc.

     2. The certificate of incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article First the following new Article First:

     FIRST: The name of the Corporation is IASIS Transco, Inc. (hereinafter the "Corporation").

     3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


Executed on this 19th day of November 2002.

                                         /s/ Frank A. Coyle
                                        ------------------------------
                                        Frank A. Coyle, Secretary